7(1)                       Consent of Freedman, Levy, Kroll & Simonds

FREEDMAN, LEVY, KROLL & SIMONDS



                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS


We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 3 to the Form S-6 Registration Statement of Northbrook Life Variable Life Separate Account A (File No. 333-25057).

                                            /s/  Freedman, Levy, Kroll & Simonds
                                            FREEDMAN, LEVY, KROLL & SIMONDS


Washington, D.C.
April 27, 2000

7(2)                       Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-25057 of Northbrook Life Variable Life Separate Account A of Northbrook Life Insurance Company on Form S-6 of our report dated February 25, 2000 relating to the financial statements and the related financial statement schedule of Northbrook Life Insurance Company, and our report dated March 27, 2000 relating to the financial statements of Northbrook Life Variable Life
Separate Account A, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Chicago, Illinois
April 28, 2000